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                                                                   EXHIBIT 10.14

                 [LETTERHEAD OF COMERICA LEASING CORPORATION]


March 30, 1998


Mr. Richard Bradford
Controller
Digital Testing Services, Inc.
3600 Peterson Way
Santa Clara, CA 95054

Dear Richard:

Comerica Leasing, a Division of Comerica Bank ("Lessor") is pleased to offer the following commitment for a finance/capital lease line of credit to ISE Labs, Inc. and Digital Testing Services, Inc. ("Co-Lessees") for the acquisition of Hewlett Packard and Seiko Epson Handlers. Outlined below are the major terms and conditions of this commitment:



        Lease Line Amount:              $10,000,000

        Lease Line Expiration:          March 1, 1999

        Lease Term:                     60 Months

        Net Lease:                      Lessee will be responsible for all
                                        maintenance, taxes, insurance and all
                                        other costs relating to the operation of the equipment.

        Benefits of Ownership:          Title and all benefits of ownership will
                                        be retained by Lessee.

        Rental Payments:                60 fixed payments at 2.025247% of total
                                        equipment cost, due monthly in arrears,
                                        the first of which is due 30 days from
                                        lease closing (7.95% A.P.R.).

        Interim Payments:               Interim payments made by Comerica
                                        Leasing to the vendors prior to
                                        equipment acceptance and lease
                                        commencement shall be funded on an
                                        Interim Lease Schedule at Comerica
                                        Bank's prevailing prime rate of
                                        interest. Interest only shall be due and
                                        payable upon the expiration of the
                                        Interim Lease Schedule or commencement
                                        of the base lease term, whichever occurs
                                        first.
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                 [LETTERHEAD OF COMERICA LEASING CORPORATION]

Mr. Richard Bradford
March 30, 1998
Page Two

        Lease Termination               The Lessee has the option to purchase
        Option:                         the equipment for $1.00.



        CONDITIONS:                     IF THIS COMMITMENT MEETS WITH YOUR
                                        APPROVAL, IT IS THEN SUBJECT TO THE
                                        FOLLOWING ADDITIONAL CRITERIA:

                                        1)  Execution of all mutually agreeable
                                            documentation necessary to effect
                                            each takedown under the lease line
                                            of credit.

                                        2)  Rental payment quotations apply only
                                            to leases closed on or before April
                                            13, 1998, after which they are
                                            subject to change. Rental payments
                                            are based on a 5-year constant
                                            yield-to-maturity treasury at 5.72%.
                                            For leases closed after April 13,
                                            1998, rental payments will be
                                            adjusted to reflect the treasury
                                            rates in effect at the time of
                                            closing. The monthly rental factor
                                            will become fixed for the term of
                                            the lease commencement.

                                        3)  The above commitment and Lessor's
                                            willingness to enter into a lease is
                                            based upon there being no
                                            developments which, in the sole
                                            opinion of Lessor, would adversely
                                            affect the Lessee's creditworthiness
                                            and/or ability to meet any
                                            obligations.

                                        4)  Lessee must provide Lessor with a
                                            Certificate of Insurance at closing
                                            showing Comerica Leasing, a
                                            Divisions of Comerica Bank as a
                                            named insured for physical damage
                                            risks.

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                 [LETTERHEAD OF COMERICA LEASING CORPORATION]

Mr. Richard Bradford
March 30, 1998
Page Three


We appreciate the opportunity to extend this commitment for your consideration and look forward to continuing our relationship with ISE Labs and Digital Testing Services. Should there be any questions, please do not hesitate to contact me at (408) 271-4060.


Sincerely,

/s/ Mark H. Freund

Mark H. Freund
Vice President

cc:  Ray Grammer
     Mary Beth Suhr